Term Sheet
Filed Pursuant to Rule 433
Registration No. 333-147796
December 6, 2007
Vulcan Materials Company
Floating Rate Notes due December 15, 2010

Issuer:	Vulcan Materials Company

Note Type:	Senior Unsecured Notes

Ratings:	A3 / A- (Negative / Stable)

Type of Offering:	SEC Registered

Final Terms

Principal Amount:	$325,000,000

Benchmark:	3M LIBOR

Re-offer Spread:	+125 bps

Price to Public:	100%

Coupon Dates:	Quarterly on March 15, June 15, September 15 and December 15

First Coupon Date:	March 15, 2008

Trade Date:	December 6, 2007

Settlement Date:	December 11, 2007

Maturity Date:	December 15, 2010

Make Whole Call:	Not redeemable

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CUSIP:	929160 AH2

Bookrunners:	Banc of America Securities LLC Goldman, Sachs & Co. J.P. Morgan Securities Inc. Wachovia Capital Markets, LLC

Co-Managers:	Morgan Keegan & Company, Inc. UBS Investment Bank Citigroup Global Markets Inc. Mizuho Securities USA Inc. Fifth Third Securities, Inc. The Williams Capital Group, L.P.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents incorporated by reference in the registration statement and filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC, toll-free, at 1-800-294-1322, Goldman, Sachs & Co., toll free, at 1-866-471-2526, J.P. Morgan Securities Inc., at 1-212-834-4533, or Wachovia Capital Markets, LLC, toll free, at 1-866-289-1262.
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Term Sheet
Filed Pursuant to Rule 433
Registration No. 333-147796
December 6, 2007
Vulcan Materials Company
5.60% Notes due November 30, 2012

Issuer:	Vulcan Materials Company

Note Type:	Senior Unsecured Notes

Ratings:	A3 / A- (Negative / Stable)

Type of Offering:	SEC Registered

Final Terms

Principal Amount:	$300,000,000

Benchmark:	3.375% due November 30, 2012

Benchmark Yield:	3.392%

Re-offer Spread:	+225 bps

Re-offer Yield:	5.642%

Coupon:	5.60%

Price to Public:	99.822%

Coupon Dates:	May 30 and November 30

First Coupon Date:	May 30, 2008

Trade Date:	December 6, 2007

Settlement Date:	December 11, 2007

Maturity Date:	November 30, 2012

Make Whole Call:	At any time at a discount rate of Treasury plus 35 basis points

CUSIP:	929160 AE9

Bookrunners:	Banc of America Securities LLC Goldman, Sachs & Co. J.P. Morgan Securities Inc. Wachovia Capital Markets, LLC

Co-Managers:	Morgan Keegan & Company, Inc. UBS Investment Bank Citigroup Global Markets Inc. Mizuho Securities USA Inc. Fifth Third Securities, Inc. The Williams Capital Group, L.P.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents incorporated by reference in the registration statement and filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC, toll-free, at 1-800-294-1322, Goldman, Sachs & Co., toll free, at 1-866-471-2526, J.P. Morgan Securities Inc., at 1-212-834-4533, or Wachovia Capital Markets, LLC, toll free, at 1-866-289-1262.
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Term Sheet
Filed Pursuant to Rule 433
Registration No. 333-147796
December 6, 2007
Vulcan Materials Company
6.40% Notes due November 30, 2017

Issuer:	Vulcan Materials Company

Note Type:	Senior Unsecured Notes

Ratings:	A3 / A- (Negative / Stable)

Type of Offering:	SEC Registered

Final Terms

Principal Amount:	$350,000,000

Benchmark:	4.25% due November 15, 2017

Benchmark Yield:	4.008%

Re-offer Spread:	+240 bps

Re-offer Yield:	6.408%

Coupon:	6.40%

Price to Public:	99.945%

Coupon Dates:	May 30 and November 30

First Coupon Date:	May 30, 2008

Trade Date:	December 6, 2007

Settlement Date:	December 11, 2007

Maturity Date:	November 30, 2017

Make Whole Call:	At any time at a discount rate of Treasury plus 40 basis points

CUSIP:	929160 AF6

Bookrunners:	Banc of America Securities LLC Goldman, Sachs & Co. J.P. Morgan Securities Inc. Wachovia Capital Markets, LLC

Co-Managers:	Morgan Keegan & Company, Inc. UBS Investment Bank Citigroup Global Markets Inc. Mizuho Securities USA Inc. Fifth Third Securities, Inc. The Williams Capital Group, L.P.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents incorporated by reference in the registration statement and filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC, toll-free, at 1-800-294-1322, Goldman, Sachs & Co., toll free, at 1-866-471-2526, J.P. Morgan Securities Inc., at 1-212-834-4533, or Wachovia Capital Markets, LLC, toll free, at 1-866-289-1262.
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Term Sheet
Filed Pursuant to Rule 433
Registration No. 333-147796
December 6, 2007
Vulcan Materials Company
7.15% Notes due November 30, 2037

Issuer:	Vulcan Materials Company

Note Type:	Senior Unsecured Notes

Ratings:	A3 / A- (Negative / Stable)

Type of Offering:	SEC Registered

Final Terms

Principal Amount:	$250,000,000

Benchmark:	4.75% due February 15, 2037

Benchmark Yield:	4.473%

Re-offer Spread:	+270 bps

Re-offer Yield:	7.173%

Coupon:	7.15%

Price to Public:	99.722%

Coupon Dates:	May 30 and November 30

First Coupon Date:	May 30, 2008

Trade Date:	December 6, 2007

Settlement Date:	December 11, 2007

Maturity Date:	November 30, 2037

Make Whole Call:	At any time at a discount rate of Treasury plus 45 basis points

CUSIP:	929160 AG4

Bookrunners:	Banc of America Securities LLC Goldman, Sachs & Co. J.P. Morgan Securities Inc. Wachovia Capital Markets, LLC

Co-Managers:	Morgan Keegan & Company, Inc. UBS Investment Bank Citigroup Global Markets Inc. Mizuho Securities USA Inc. Fifth Third Securities, Inc. The Williams Capital Group, L.P.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents incorporated by reference in the registration statement and filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC, toll-free, at 1-800-294-1322, Goldman, Sachs & Co., toll free, at 1-866-471-2526, J.P. Morgan Securities Inc., at 1-212-834-4533, or Wachovia Capital Markets, LLC, toll free, at 1-866-289-1262.
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.